UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2026

Dana Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-1063	26-1531856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3939 Technology Drive, Maumee, Ohio 43537

(Address of principal executive offices) (Zip Code)

(419) 887-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Common Stock, $.01 par value	DAN	New York Stock Exchange

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Dana Incorporated (“Dana”) Annual Meeting of Shareholders held on April 22, 2026 (the “Annual Meeting”), shareholders considered four proposals that are described in more detail in Dana’s Definitive Proxy Statement dated March 13, 2026 for the Annual Meeting of Shareholders. The holders of record of 98,312,359 shares, or 89.74% of Dana’s 109,556,506 outstanding shares of common stock, were represented in person or by proxy, constituting a quorum and more than a majority of the shares entitled to vote.

The vote results detailed below represent final results as certified by the Inspector of Election:

PROPOSAL I - Election of eight directors for a one-year term expiring in 2027 or upon the election and qualification of their successors:

	FOR	WITHHOLD	BROKER NON-VOTES

Byron S. Foster	91,756,073	1,814,113	4,742,173

Ernesto M. Hernàndez	90,265,942	3,304,244	4,742,173

Bridget E. Karlin	92,415,439	1,154,747	4,742,173

Nora E. LaFreniere	89,743,779	3,826,407	4,742,173

Michael J. Mack, Jr.	90,066,789	3,503,397	4,742,173

R. Bruce McDonald	91,835,451	1,734,735	4,742,173

H. Olivia Nelligan	93,298,063	272,123	4,742,173

Diarmuid B. O’Connell	89,886,339	3,683,847	4,742,173

PROPOSAL II - Approval of a non-binding advisory vote on executive compensation:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
91,033,858	2,460,716	75,612	4,742,173

PROPOSAL III – Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2026:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
95,864,515	2,331,980	115,864	0

PROPOSAL IV – Shareholder proposal to require an independent Board Chairman:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
25,853,976	67,642,472	73,738	4,742,173

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DANA INCORPORATED

Date: April 23, 2026	By:	/s/ Douglas H. Liedberg
		Name:	Douglas H. Liedberg
		Title:	Senior Vice President, Chief Legal and Human Resources Officer and Corporate Secretary

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